Exhibit 99.1




                                                  December 4, 2003



FOR IMMEDIATE RELEASE


Contact:  Laura Ulbrandt  (212) 460-1900



              LEUCADIA NATIONAL CORPORATION ANNOUNCES CASH DIVIDEND




New York, New York . . . . Leucadia  National  Corporation  (LUK - NYSE and PCX)
announced today that its Board of Directors has declared a cash dividend equal to $.25 per Leucadia common share payable on December 30, 2003 to record holders of Leucadia common shares on December 19, 2003.

Leucadia National Corporation is a holding company engaged in a variety of businesses, including telecommunications (principally through WilTel Communications Group), banking and lending (principally through American Investment Bank, N.A.), manufacturing (through its Plastics Division), real estate activities, winery operations, development of a copper mine (through its 72.8% interest in MK Gold Company) and property and casualty reinsurance. Leucadia currently has equity interests of more than 5% in the following domestic public companies: AmeriKing, Inc. (6.8%), Carmike Cinemas, Inc. (11%), The FINOVA Group, Inc. (indirectly 25% through its interest in Berkadia), HomeFed Corporation (30.3%), Jackson Products, Inc. (8.8%), Jordan Industries, Inc. (10.1%), Metrocall Holdings, Inc. (indirectly 7.3% through its interest in WebLink Wireless, Inc.), and ParkerVision, Inc. (6.3%).